Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-253087 on Form S-8 of our report dated March 30, 2021, relating to the financial statements of Apria Healthcare Group Inc. appearing in this Annual Report on Form 10-K filed by Apria, Inc. for the year ended December 31, 2020.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California

March 30, 2021